EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Volcom, Inc. (the “Company”) for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard R. Woolcott, as Chief Executive Officer of the Company, and Douglas P. Collier, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Volcom, Inc. and will be retained by Volcom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 9, 2007	/s/ Richard R. Woolcott Richard R. Woolcott
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: November 9, 2007	/s/ Douglas P. Collier Douglas P. Collier
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)
The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.